Copart, Inc.

For Immediate Release

Copart Reports Third Quarter Financial Results

Fairfield, Calif. (June 1, 2011) — Copart, Inc. (NASDAQ: CPRT) today reported the results for the quarter ended April 30, 2011, the third quarter of its 2011 fiscal year.

For the three months ended April 30, 2011, revenue, operating income and net income were $236.8 million, $82.0 million and $50.1 million, respectively.  These represent increases in revenue of $16.4 million, or 7.4%; in operating income of $9.9 million, or 13.7%; and in net income of $5.7 million, or 12.9%, respectively, from the same quarter last year.  Fully diluted earnings per share for the three months were $0.71 compared to $0.52 last year, an increase of 36.5%.

For the nine months ended April 30, 2011, revenue, operating income and net income were $656.8 million, $201.8 million and $125.9 million, respectively.  These represent increases in revenue of $74.4 million, or 12.8%; in operating income of $20.0 million, or 11.0%; and in net income of $10.5 million, or 9.1%, respectively, from the same period last year.  Fully diluted earnings per share for the nine months ended April 30, 2011 were $1.59 compared to $1.36 last year, an increase of 16.9%.

During the quarter the Company repurchased 1,441,542 shares of its common stock at a weighted average price of $43.03 per share under its share repurchase program.  At the end of the quarter, Copart had 11,537,912 shares available for repurchase under its share repurchase program.

On Thursday, June 2, 2011, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at
http://w.on24.com/r.htm?e=315270&s=1&k=9431768B297D0E59A0F1A4C5E1ED10B1. A replay of the call will be available through July 2, 2011 by calling (888) 203-1112.  Use confirmation code #8363116.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users.  Copart remarkets the vehicles through Internet sales utilizing its patented VB2 technology.  Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships, the general public and others. The company currently operates 154 facilities in the United States, Canada and the United Kingdom. Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made. For more information, or to become a member, visit www.copart.com.

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:

Cindy Cross, Assistant to the Chief Financial Officer

        (707) 639-5427

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2011	2010	2011	2010
Net sales and revenue:
Service revenues	$196,169	$180,511	$549,492	$483,743
Vehicle sales	40,586	39,838	107,312	98,668
Total service revenues and vehicle sales	$236,755	$220,349	$656,804	$582,411
Operating costs and expenses:
Yard operations	83,736	79,602	255,366	216,806
Cost of vehicle sales	34,852	31,436	90,060	78,046
Yard depreciation and amortization	9,260	8,813	28,069	25,789
Gross margin	108,907	100,498	283,309	261,770
General and administrative	24,796	26,334	75,127	73,618
General and administrative depreciation and amortization	2,067	2,038	6,347	6,302
Total operating expenses	154,711	148,223	454,969	400,561
Operating income	82,044	72,126	201,835	181,850
Other income (expense):
Interest income (expense), net	(1,673)	(13)	(1,892)	(41)
Other income (expense)	(21)	(529)	1,290	--
Total other income (expense)	(1,694)	(542)	(602)	(41)
Income before income taxes	80,350	71,584	201,233	181,809
Income taxes	30,214	27,194	75,379	66,415
Net income	$50,136	$44,390	$125,854	$115,394
Earnings per share-basic
Basic net income per share	$0.72	$0.53	$1.61	$1.37

Weighted average common shares outstanding	69,806	84,224	78,357	84,125

Earnings per share-diluted
Diluted net income per share	$0.71	$0.52	$1.59	$1.36
Weighted average common shares and dilutive potential common shares outstanding	71,033	85,148	79,224	85,006

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	April 30, 2011	July 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$192,148	$268,188
Accounts receivable, net	117,534	109,061
Inventories and vehicle pooling costs	22,746	34,866
Income taxes receivable	4, 844	10,958
Deferred income taxes	1,573	—
Prepaid expenses and other assets	14,521	14,342
Total current assets	353,366	437,415
Property and equipment, net	598,968	573,514
Intangibles, net	10,414	13,016
Goodwill	200,611	175,870
Deferred income taxes	9,438	10,213
Other assets	18,515	18,784
Total assets	$1,191,312	$1,228,812

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$104,229	$93,740
Deferred revenue	6,189	10,642
Income taxes payable	10,243	1,314
Deferred income taxes	—	1,154
Short-term debt	50,745	374
Total current liabilities	171,406	107,224
Deferred income taxes	9,482	9,748
Income taxes payable	25,127	23,369
Long-term debt	337,952	601
Other liabilities	1,003	636
Total liabilities	544,970	141,578
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value - 180,000 shares authorized; 68,944 and 84,363 shares issued and outstanding at April 30, 2011 and July 31, 2010, respectively	319,642	365,507
Accumulated other comprehensive loss	(20,168)	(32,741)
Retained earnings	346,868	754,468
Total shareholders’ equity	646,342	1,087,234
Total liabilities and shareholders’ equity	$1,191,312	$1,228,812

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended April 30,
	2011	2010
Cash flows from operating activities:
Net income	$125,854	$115,394
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,363	32,091
Allowance for doubtful accounts	(10)	432
Other long-term liabilities	(346)	(336)
Share-based compensation	14,193	13,300
Excess tax benefits from stock-based compensation	(2,925)	(2,966)
Loss on sale of property and equipment	2,076	2,402
Deferred income taxes	(3,155)	(7,298)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(7,086)	9,196
Vehicle pooling costs	13,934	1,802
Inventory	(919)	164
Prepaid expenses and other current assets	164	(11,551)
Other assets	2,049	171
Accounts payable and accrued liabilities	8,367	17,610
Deferred revenue	(4,459)	(2,348)
Income taxes receivable	9,105	3,747
Income taxes payable	9,445	2,173
Net cash provided by operating activities	200,650	173,983

Cash flows from investing activities:
Purchases of property and equipment, including acquisitions	(91,086)	(80,875)
Proceeds from sale of property and equipment	20,385	3,021
Net cash used in investing activities	(70,701)	(77,854)

Cash flows from financing activities:
Proceeds from the exercise of stock options	5,878	4,094
Proceeds from the issuance of Employee Stock Purchase Plan shares	1,077	1,087
Repurchase of common stock	(603,442)	(3,544)
Excess tax benefit from share-based payment arrangements	2,925	2,966
Proceeds from issuance of debt	400,000	—
Principal payments of notes payable	(12,500)	—
Debt issuance costs	(2,023)	—
Net cash (used in) provided by financing activities	(208,085)	4,603

Effect of exchange rate changes on cash	2,096	829

Net (decrease) increase in cash and cash equivalents	(76,040)	101,561

Cash and cash equivalents at beginning of period	268,188	162,691
Cash and cash equivalents at end of period	$192,148	$264,252

Supplemental disclosure of cash flow information:
Interest paid	$1,793	$201
Income taxes paid	$57,440	$67,646

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000